Exhibit 10.3

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), is dated as of October 22, 2018 (the “Effective Date”) and amends the Employment Agreement (the “Agreement”) by and between Stephen Roberts (“Executive”) and Gastar Exploration Inc. (the “Company”) effective as of September 7, 2018. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

RECITALS

WHEREAS, the Company and Executive previously entered into the Agreement; and

WHEREAS, the Company desires to amend the terms of severance provided in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Section 4(h) of the Agreement is hereby amended to read as follows:

“Notwithstanding this Section 4, in the event Executive is not eligible to receive severance benefits under this Agreement, nothing herein precludes Executive’s eligibility for severance benefits under any other Company severance plan or as may be required by law. For the avoidance of doubt, Executive acknowledges that Executive (i) will not be eligible for any benefits under the Gastar Exploration, Ltd. Employee Change of Control Severance Plan (“CIC Plan”) and (ii) Executive has no further rights under the CIC Plan.”

2.This Amendment shall only serve to amend and modify the Agreement to the extent specifically provided herein.  All terms, conditions, provisions and references of and to the Agreement which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained.  All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment not expressly set forth in this Amendment are of no force or effect.

3.This Amendment shall not be amended, modified or supplemented except by a written instrument signed by the parties hereto.  The failure of a party to insist on strict adherence to any term of this Amendment on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Amendment.  No waiver of any provision of this Amendment shall be construed as a waiver of any other provision of this Amendment.  Any waiver must be in writing.

4.This Amendment shall inure to the benefit of the Company and its successors and assigns and shall be binding upon the Company and its successors and assigns.  This Amendment is personal to Executive, and Executive shall not assign or delegate his rights or duties under this Amendment, and any such assignment or delegation shall be null and void.

5.This Amendment may be executed and delivered (including by facsimile, “pdf” or other electronic transmission) in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

GASTAR EXPLORATION INC.

By:	/s/ Michael A. Gerlich
Name:	Michael A. Gerlich
Title:	Sr Vice President and CFO
Date:	10/25/18

STEPHEN ROBERTS

/s/ Stephen Roberts
Date:	10/25/18